PRESS RELEASE

Clorox Reports Q1 Fiscal Year 2017 Results, Including Strong Sales Growth; Updates Fiscal Year Tax-Rate Assumptions for EPS Outlook

OAKLAND, Calif., Nov. 2, 2016 – The Clorox Company (NYSE:CLX) today reported sales growth of 4 percent and an increase of 3 percent in diluted net earnings per share (EPS) from continuing operations for its first quarter, which ended September 30, 2016. On a currency-neutral basis, first-quarter sales grew 6 percent.

“I’m very pleased about our solid start to the fiscal year, as investments behind our 2020 Strategy, including product innovation, resulted in continued strong topline growth,” said Chairman and CEO Benno Dorer. “Notably, we grew volume in all U.S. and International segments. We also delivered these results on top of strong topline growth in the year-ago quarter.”

“As we look to the remainder of the fiscal year, I feel good about the health of our core business and am confident in the strategic plans we have in place in the face of a challenging macro-economic environment,” continued Dorer.

All results in this press release are reported on a continuing operations basis, unless otherwise stated. Some information in this release is reported on a non-GAAP basis. See “Non-GAAP Financial Information” below and the tables toward the end of this press release for more information and reconciliations of key first-quarter fiscal year 2017 and fiscal year 2016 results to the most directly comparable financial measures calculated in accordance with generally accepted accounting principles in the U.S. (GAAP).

Fiscal First-Quarter Results

Following is a summary of key first-quarter results. All comparisons are with the first quarter of fiscal year 2016, unless otherwise stated.

●	8% volume growth
●	4% sales growth
●	$1.36 diluted EPS (3% increase)

In the first quarter, volume grew 8 percent, reflecting increases in all reportable segments, including the benefit of the RenewLife digestive health business, which was acquired in May 2016. Total company sales grew 4 percent, driven by strong volume growth, including 2 points from the RenewLife business, and the benefit of price increases in the company’s international business. These factors were partially offset by unfavorable mix and 2 points of unfavorable foreign currency exchange rates.

Clorox delivered earnings from continuing operations of $179 million, or $1.36 diluted EPS, compared to $173 million, or $1.32 diluted EPS, in the year-ago quarter. First-quarter diluted EPS results reflect higher sales and the benefit of cost savings, partially offset by higher manufacturing and logistics costs and unfavorable foreign currency exchange rates. First-quarter diluted EPS also reflects a 4-cent benefit from the adoption of the Accounting Standards Update (ASU) 2016-09, which was recently issued by the Financial Accounting Standards Board, addressing the accounting of employee share-based payments. This benefit, which is reflected in a lower tax rate in the first quarter versus year ago, was less than anticipated as fewer stock options were exercised by employees. The company had previously communicated that the benefit realized from the adoption of this accounting standard could vary significantly given the inherent uncertainty in predicting future share-based transactions. The company’s updated outlook for the full-year impact of ASU 2016-09 is presented later in this press release.

The company’s first-quarter gross margin decreased 60 basis points to 44.4 percent from 45 percent in the year-ago quarter, driven primarily by higher manufacturing and logistics costs impacted by ongoing inflationary pressure and the timing of strategic investments to support growth and cost savings initiatives, unfavorable mix and unfavorable foreign currency exchange rates. These factors were partially offset by the benefits of cost savings, favorable commodity costs and price increases.

First-quarter net cash provided by continuing operations was $170 million, compared with $135 million in the year-ago period. The year-over-year increase reflects higher tax payments in the year-ago period.

Key Segment Results

Following is a summary of key first-quarter results from continuing operations by reportable segment. All comparisons are with the first quarter of fiscal year 2016, unless otherwise stated.

Cleaning

(Laundry, Home Care, Professional Products)

●	13% volume growth
●	7% sales growth
●	10% pretax earnings growth

Segment volume growth was driven largely by gains in Home Care, particularly record shipments of Clorox® disinfecting wipes behind expanded club-channel distribution and increased merchandising support for the back-to-school season. Record shipments across a number of Clorox-branded products, including toilet bowl cleaners and disinfecting spray products, also contributed to segment volume results. Professional Products also contributed to segment volume growth, reflecting strong gains across cleaning brands. The variance between volume and sales growth was due to unfavorable mix. Pretax earnings growth reflected higher sales and cost savings.

Household

(Bags and Wraps, Charcoal, Cat Litter, Digestive Health)

●	6% volume growth
●	3% sales growth
●	16% pretax earnings decrease

Segment volume growth was driven primarily by the benefit of the RenewLife acquisition, partially offset by lower shipments in Charcoal, which grew volume by 6 percent in the year-ago quarter. Segment sales also increased, but trailed volume growth reflecting higher trade promotion spending, which included spending in Bags and Wraps to address competitive activity and in Cat Litter to support the Fresh Step® with Febreze innovation. Pretax earnings decreased driven by lower Charcoal volume, higher trade promotion spending and higher manufacturing and logistics costs. These factors were partially offset by the benefit of favorable commodity costs.

Lifestyle

(Dressings and Sauces, Water Filtration, Natural Personal Care)

●	1% volume growth
●	2% sales growth
●	5% pretax earnings growth

Segment volume growth was driven primarily by gains in Natural Personal Care behind innovation in Burt’s Bees® lip color products. Sales outpaced volume primarily due to lower trade promotion spending. Pretax earnings growth reflected higher sales and the benefits of cost savings and favorable commodity costs, partially offset by higher manufacturing and logistics costs.

International

(Sales outside of the U.S.)

●	4% volume increase
●	Flat sales (10% growth, currency-neutral basis)
●	16% pretax earnings decrease

Segment volume results were driven primarily by gains in Canada, reflecting base business growth and the benefit of the RenewLife acquisition, as well as growth in the Burt’s Bees business in Asia, partially offset by decreases in select Latin America countries, notably Argentina. Volume outpaced flat sales, largely due to the impact of 10 percentage points of unfavorable foreign currency exchanges rates, partially offset by price increases. Excluding the impact of unfavorable foreign currency exchange rates, segment sales grew 10 percent. Pretax earnings decreased, reflecting unfavorable foreign currency exchange rates and inflationary pressure on higher manufacturing and logistics costs. These factors were partially offset by the benefit of price increases.

Clorox Updates Fiscal Year 2017 EPS Outlook for Revised Tax Rate Assumptions;
Expectations For Sales Growth and EBIT Margin Expansion Remain Unchanged

●	2% to 4% sales growth (unchanged)
●	25 basis points to 50 basis points of EBIT margin expansion (unchanged)
●	$5.23 to $5.43 diluted EPS range (updated for ASU 2016-09 impact)
○	$5.13 to $5.28, excluding ASU 2016-09 impact (unchanged)

Clorox continues to anticipate delivering 2 percent to 4 percent sales growth in fiscal year 2017, reflecting about 2 percentage points of benefit from the RenewLife acquisition, partially offset by about 2 percentage points of unfavorable foreign currency exchange rates. Excluding the impact of 2 percentage points from unfavorable foreign currency exchange rates, the company continues to anticipate fiscal year sales to grow between 4 to 6 percent.

Clorox continues to anticipate EBIT margin expansion for fiscal year 2017 to be in the range of 25 to 50 basis points, primarily driven by lower selling and administrative expenses, which are expected to be below 14 percent of sales.

Clorox now anticipates its effective fiscal year 2017 tax rate to be between 32 percent and 33 percent versus its previous assumption of 30 percent and 31 percent, reflecting a 2-point reduction versus year ago compared to the previously assumed 4-point reduction from adopting ASU 2016-09. The company’s updated assumptions for its fiscal year effective tax rate reflect lower than anticipated exercises of Clorox stock options in the first quarter and the company’s revised outlook for full-year stock option exercises. As noted, the company had previously communicated that the benefit to be realized from the adoption of ASU 2016-19 could vary significantly.

Net of all these factors, Clorox now anticipates fiscal year 2017 diluted EPS from continuing operations to be in the range of $5.23 to $5.43, which includes the updated assumption of 10 to 15 cents of benefit to fiscal year EPS from adopting the accounting standards update. Excluding the benefit of adopting the accounting standards update, Clorox continues to anticipate fiscal year 2017 diluted EPS from continuing operations to be in the range of $5.13 to $5.28.

FY17 Outlook
	as of Aug. 3, 2016	as of Nov. 2, 2016
Diluted EPS, excluding ASU	$5.13 to $5.28	$5.13 to $5.28
ASU 2016-09 benefit	$0.25 to $0.30	$0.10 to $0.15
Diluted EPS Outlook	$5.38 to $5.58	$5.23 to $5.43

For More Detailed Financial Information

Visit the company’s Financial Information: Quarterly Results section of the company’s website at TheCloroxCompany.com for the following:

●	Supplemental unaudited volume and sales growth information
●	Supplemental unaudited gross margin driver information

●

Supplemental unaudited reconciliation of certain non-GAAP financial information, including earnings from continuing operations before interest and taxes (EBIT) and earnings from continuing operations before interest, taxes, depreciation and amortization (EBITDA)

●	Supplemental unaudited balance sheet and cash flow information and free cash flow reconciliation
●	Supplemental price-change information

Note: Percentage and basis-point changes noted in this press release are calculated based on rounded numbers. Supplemental materials are available in the Financial Information: Quarterly Results section of the company’s website at TheCloroxCompany.com.

The Clorox Company

The Clorox Company (NYSE: CLX) is a leading multinational manufacturer and marketer of consumer and professional products with about 8,000 employees worldwide and fiscal year 2016 sales of $5.8 billion. Clorox markets some of the most trusted and recognized consumer brand names, including its namesake bleach and cleaning products; Pine-Sol® cleaners; Liquid Plumr® clog removers; Poett® home care products; Fresh Step® cat litter; Glad® bags, wraps and containers; Kingsford® charcoal; Hidden Valley® dressings and sauces; Brita® water-filtration products; Burt's Bees® natural personal care products; and RenewLife® digestive health products. The company also markets brands for professional services, including Clorox Healthcare® and Clorox Commercial Solutions®. More than 80 percent of the company's sales are generated from brands that hold the No. 1 or No. 2 market share positions in their categories.

Clorox is a signatory of the United Nations Global Compact, a community of global leaders committed to sustainability. The company also has been broadly recognized for its corporate responsibility efforts, most notably receiving two Climate Leadership Awards for Excellence in 2015 and a Safer Choice Partner of the Year Award in 2016 from the U.S. Environmental Protection Agency as well as being named to CR Magazine's 2016 Best Corporate Citizens list and included in the 2016 Newsweek Green Rankings. The Clorox Company and its foundations contributed nearly $17 million in combined cash grants, product donations, cause marketing and employee volunteerism in the past year. For more information, visit TheCloroxCompany.com, including the Good Growth blog, and follow the company on Twitter at @CloroxCo.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements involve risks and uncertainties. Except for historical information, statements about future volumes, sales, foreign currencies, costs, cost savings, margins, earnings, earnings per share, diluted earnings per share, foreign currency exchange rates, cash flows, plans, objectives, expectations, growth, or profitability are forward-looking statements based on management's estimates, assumptions and projections. Words such as "could," "may," "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," “predicts” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational and financial performance, are intended to identify such forward-looking statements. These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed. Important factors that could affect performance and cause results to differ materially from management's expectations are described in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's Annual Report on Form 10-K for the fiscal year ended June 30, 2016, as updated from time to time in the company's SEC filings. These factors include, but are not limited to: intense competition in the company's markets; worldwide, regional and local economic conditions and financial market volatility; the ability of the company to drive sales growth, increase prices and market share, grow its product categories and achieve favorable product and geographic mix; volatility and increases in commodity costs such as resin, sodium hypochlorite and agricultural commodities, and increases in energy, transportation or other costs; dependence on key customers and risks related to customer consolidation and ordering patterns; risks related to reliance on information technology systems, including potential security breaches, cyber-attacks, privacy breaches or data breaches that result in the unauthorized disclosure of consumer, customer, employee or company information, or service interruptions; costs resulting from government regulations; the ability of the company to successfully manage global, political, legal, tax and regulatory risks, including changes in regulatory or administrative activity; risks related to international operations, including political instability; government-imposed price controls or other regulations; foreign currency exchange rate controls, including periodic changes in such controls, fluctuations and devaluations; labor claims, labor unrest and inflationary pressures, particularly in Argentina; and potential harm and liabilities from the use, storage and transportation of chlorine in certain international markets where chlorine is used in the production of bleach; risks related to the possibility of nationalization, expropriation of assets or other government action in foreign jurisdictions; risks relating to acquisitions, new ventures and divestitures, and associated costs, including the potential for asset impairment charges related to, among others, intangible assets and goodwill; the ability of the company to develop and introduce commercially successful products; supply disruptions and other risks inherent in reliance on a limited base of suppliers; the impact of product liability claims, labor claims and other legal proceedings, including in foreign jurisdictions; the success of the company's business strategies; the ability of the company to implement and generate anticipated cost savings and efficiencies; the company's ability to attract and retain key personnel; the company's ability to maintain its business reputation and the reputation of its brands; environmental matters, including costs associated with the remediation of past contamination and the handling and/or transportation of hazardous substances; the impact of natural disasters, terrorism and other events beyond the company's control; the company's ability to maximize, assert and defend its intellectual property rights; any infringement or claimed infringement by the company of third-party intellectual property rights; risks related to the potential increase in the company’s purchase price for The Procter & Gamble Company’s (P&G) interest in the Glad® business and the impact from the decision on whether or not to extend the term of the related agreement with P&G; the effect of the company's indebtedness and credit rating on its business operations and financial results; risks related to the company's discontinuation of operations in Venezuela; the company's ability to pay and declare dividends or repurchase its stock in the future; the company's ability to maintain an effective system of internal controls, including after completing acquisitions; uncertainties relating to tax positions, tax disputes and changes in the company's tax rate; the accuracy of the company's estimates and assumptions on which its financial projections are based; and the impacts of potential stockholder activism.

The company's forward-looking statements in this press release are based on management's current views and assumptions regarding future events and speak only as of their dates. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.

Non-GAAP Financial Information

This press release contains non-GAAP financial information relating to currency-neutral net sales growth, EBIT and EBIT margin. The company has included reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP. See the end of this press release for these reconciliations.

The company discloses these non-GAAP financial measures to supplement its consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP financial measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read in connection with the company’s consolidated financial statements presented in accordance with GAAP.

EBIT represents earnings from continuing operations before income taxes, interest income and interest expense. EBIT margin is the ratio of EBIT to net sales. The company's management believes these measures provide useful additional information to investors about trends in the company's operations and are useful for period-over-period comparisons.

Currency-neutral net sales growth represents GAAP net sales growth excluding the impact of the change in foreign currency exchange rates. The company’s management believes these measures provide useful additional information to investors about changes in the company’s core business operations without the unpredictability and volatility of currency fluctuations.

Media Relations

Aileen Zerrudo (510) 271-3075, aileen.zerrudo@clorox.com

Kathryn Caulfield (510) 271-7209, kathryn.caulfield@clorox.com

Investor Relations

Landon Dunn (510) 271-7256, landon.dunn@clorox.com

Steve Austenfeld (510) 271-2270, steve.austenfeld@clorox.com

For recent presentations made by company management and other investor materials, visit Investor Events on the company’s website.

Condensed Consolidated Statements of Earnings
Dollars in millions, except share and per share data

	Three Months Ended
	9/30/2016	9/30/2015
	(Unaudited)	(Unaudited)
Net sales	$1,443	$1,390
Cost of products sold	803	765
Gross profit	640	625

Selling and administrative expenses	200	186
Advertising costs	128	123
Research and development costs	31	30
Interest expense	22	23
Other income, net	(5)	(1)
Earnings from continuing operations before income taxes	264	264
Income taxes on continuing operations	85	91
Earnings from continuing operations	179	173
Earnings (losses) from discontinued operations, net of tax	-	(1)
Net earnings	$179	$172

Net earnings (losses) per share
Basic
Continuing operations	$1.39	$1.34
Discontinued operations	-	(0.01)
Basic net earnings per share	$1.39	$1.33

Diluted
Continuing operations	$1.36	$1.32
Discontinued operations	-	(0.01)
Diluted net earnings per share	$1.36	$1.31

Weighted average shares outstanding (in thousands)
Basic	129,449	129,155
Diluted	132,193	131,220

Reportable Segment Information
(Unaudited)
Dollars in millions

				Earnings (losses) from continuing operations
	Net sales			before income taxes
	Three Months Ended			Three Months Ended
	9/30/2016	9/30/2015	% Change (1)	9/30/2016	9/30/2015	% Change (1)
Cleaning	$534	$497	7%	$164	$149	10%
Household	422	411	3%	69	82	-16%
Lifestyle	236	231	2%	62	59	5%
International	251	251	0%	27	32	-16%
Corporate	-	-	0%	(58)	(58)	0%
Total	$1,443	$1,390	4%	$264	$264	0%

(1) Percentages based on rounded numbers.

Condensed Consolidated Balance Sheets (Unaudited)
Dollars in millions

	9/30/2016	6/30/2016	9/30/2015
ASSETS
Current assets
Cash and cash equivalents	$408	$401	$383
Receivables, net	494	569	472
Inventories, net	465	443	408
Other current assets	49	72	147
Total current assets	1,416	1,485	1,410

Property, plant and equipment, net	917	906	885
Goodwill	1,196	1,197	1,052
Trademarks, net	657	657	533
Other intangible assets, net	76	78	49
Other assets*	204	187	157
Total assets	$4,466	$4,510	$4,086

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Notes and loans payable	$618	$523	$131
Current maturities of long-term debt	–	–	300
Accounts payable and accrued liabilities	874	1,035	883
Income taxes payable	30	–	37
Total current liabilities	1,522	1,558	1,351
Long-term debt*	1,789	1,789	1,787
Other liabilities	783	784	741
Deferred income taxes	83	82	88
Total liabilities	4,177	4,213	3,967

Stockholders’ equity
Common stock	159	159	159
Additional paid-in capital	881	868	790
Retained earnings	2,238	2,163	1,993
Treasury shares	(2,422)	(2,323)	(2,282)
Accumulated other comprehensive net losses	(567)	(570)	(541)
Stockholders’ equity	289	297	119
Total liabilities and stockholders’ equity	$4,466	$4,510	$4,086

*In April 2015, the FASB issued ASU No. 2015-03, “Simplifying the Presentation of Debt Issuance Cost,” which requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The Company adopted this standard in the first quarter of fiscal year 2017 and retrospectively applied the standard to all periods presented.

The tables below present the reconciliation of non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP and other supplemental information. See “Non-GAAP Financial Information” above for further information regarding the company’s use of non-GAAP financial measures.

The reconciliations below are on a continuing operations basis

First-Quarter Sales Growth Reconciliation
	Q1	Q1
	Fiscal	Fiscal
	2017	2016
Total Sales Growth – GAAP	3.8%	2.8%
Less: Foreign exchange	-1.9%	-2.8%
Currency Neutral Sales Growth - non-GAAP	5.7%	5.6%

The reconciliations below for fiscal year 2016 are provided as a reference point for the fiscal year 2017 outlook.

Fiscal Year EBIT Margin(1) Reconciliation

Dollar in millions

FY
Fiscal
2016
Earnings from continuing operations	$983
before income taxes – GAAP
Interest Income	-5
Interest Expense	88
EBIT (1) – non-GAAP	$1,066

Net Sales	$5,761
EBIT margin(1) – non-GAAP	18.5%

(1)    EBIT represents earnings from continuing operations before interest and taxes. EBIT margin is the ratio of EBIT to net sales.

For Gross Margin Drivers, please refer to the Supplemental Information: Gross Margin Driver page in the Financial Information: Quarterly Results section of the company’s website TheCloroxCompany.com.